Exhibit (e)(1)(v)

FIFTH AMENDMENT TO THE
EA SERIES TRUST/ALPHA
ARCHITECT ETF TRUST
DISTRIBUTION AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date on the signature block, to the Distribution Agreement, dated as of September 30, 2021 (the “Agreement”) is entered into by and between EA Series Trust (fka Alpha Architect ETF Trust) (the “Trust”), a Delaware statutory trust and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the parties desire to add a fund to the Agreement;

WHEREAS, the Board of Trustees of Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) approved a change of the name of the Trust to “EA Series Trust”, effective May 2nd, 2022.

NOW THEREFORE, pursuant to Article 13 of the Agreement, the parties hereby agree to amend the Agreement as follows:

Argent Mid Cap ETF, AOT Growth and Innovation ETF, and Viridi ICE Global Carbon Futures Index ETF will be added to Amended Schedule A. Amended Schedule A of the Agreement shall be superseded and replaced in its entirety by Amended Schedule A attached hereto. The Viridi Cleaner Energy Crypto-Mining & Semiconductor ETF will change its name to Viridi Bitcoin Miners ETF effective May 23rd, 2022.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last date written below.

EA SERIES TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Cleary	By:	/s/ Mark Fairbanks

Date:	06/07/2022	Date:	06/08/2022

Amended Schedule A to the
Distribution Agreement – EA Series Trust

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Papi’s Money ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Viridi ICE Global Carbon Futures Index ETF